UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 30, 2017

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 30, 2017, Tonix Pharmaceuticals Holding Corp. (the “Company”) presented an oral pipeline presentation entitled “Low-Dose Bedtime Sublingual Cyclobenzaprine (TNX-102 SL) for the Treatment of Military-Related PTSD: Retrospective Analyses of the Mediators and Moderators of Treatment Response” (the “Presentation”), at the 2017 American Society of Clinical Psychopharmacology Annual Meeting, in Miami Beach, Florida (the “ASCP Meeting”).

The foregoing description of the Presentation is qualified in its entirety by reference to the Presentation, a copy of which is filed as Exhibit 99.01 to, and is incorporated by reference in, this report.

On May 30, 2017, the Company issued a press release announcing the Presentation at the ASCP Meeting. A copy of the press release that discusses this matter is filed as Exhibit 99.02 to, and incorporated by reference in, this report.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Low-Dose Bedtime Sublingual Cyclobenzaprine (TNX-102 SL) for the Treatment of Military-Related PTSD: Retrospective Analyses of the Mediators and Moderators of Treatment Response Presentation*
99.02	Press Release, dated May 30, 2017, issued by Tonix Pharmaceuticals Holding Corp.*

* Furnished herewith.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 30, 2017	By:	/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer

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